                                                                     EXHIBIT 2.1

                                                                  Execution Copy
                                                                  --------------

                              PURCHASE AGREEMENT
                              ------------------

          THIS PURCHASE AGREEMENT (this "Agreement") is made as of March 23,
                                         ---------
1999, between ZC Acquisition Corp., a Delaware corporation (the "Company"), GTCR
                                                                 -------
Fund VI, L.P., a Delaware limited partnership ("GTCR Fund VI"), GTCR VI
                                                ------------
Executive Fund, L.P., a Delaware limited partnership ("Executive Fund"), and
                                                       --------------
GTCR Associates VI, a Delaware general partnership ("Associates Fund").  GTCR
                                                     ---------------
Fund VI, Executive Fund and Associates Fund are collectively referred to herein as the "Purchasers" and individually as a "Purchaser." Except as otherwise
        ----------                         ---------
indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:

          Section 1.  Authorization and Closing.
                      -------------------------

          1A.  Authorization of the Stock.  The Company shall authorize the
               --------------------------
issuance and sale to the Purchasers of up to 96,200 shares of its Class A Preferred Stock, par value $.01 per share (the "Class A Preferred"), and up to
                                                -----------------
7,600,000 shares of its Common Stock, par value $.01 per share (the "Common
                                                                     ------
Stock"), each having the rights and preferences set forth in Exhibit A attached
-----                                                        ---------
hereto. The Class A Preferred and the Common Stock are collectively referred to herein as the "Stock."
               -----

          1B.  Purchase and Sale of the Stock.
               ------------------------------

          (a) At the Closing (as defined in Section 1C below), the Company shall sell to the Purchasers and, subject to the terms and conditions set forth herein, the Purchasers shall purchase from the Company, 1,000,000 shares of Common Stock at a price of $.50 per share. Each Purchaser shall purchase the percentage of such shares set forth next to such Purchaser's name on the signature pages attached hereto.

          (b) The Company has been organized for the purpose of owning and operating a business in the electronic commerce consulting and implementation industry by means of first acquiring an existing business or businesses satisfactory to the Purchasers and thereafter from time to time making additional acquisitions which are synergistic with or otherwise complementary to such initial acquisition. The Purchasers intend to provide up to $100 million (including the Pre-Acquisition Funding, as defined below) in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund such acquisitions and for other internal growth initiatives, in each case as approved by the Board of Directors of the Company (the "Board") and the
                                                           -----
Purchasers (an "Approved Use").  The funds obtained by the Company from the
                ------------
Purchasers on the Closing Date, along with additional investments by the Purchasers up to an aggregate of $3,000,000 (including the investment by the Purchasers on the Closing Date, the "Pre-Acquisition Funding"),
                                     -----------------------
shall finance the Company's costs of conducting a search for the initial acquisition. The Purchasers' obligation to purchase any additional stock of the Company will be conditioned on the Company's not being in default under any of its material agreements, adequate debt financing being available to fund any proposed acquisition or other Approved Use on terms satisfactory to the Purchasers, and the Company's operations and the acquisition or other Approved Use being satisfactory to the Purchasers. In order to implement the foregoing, the Purchasers may purchase from time to time after the Closing, upon the written request of the Board in connection with an Approved Use, (i) first, up to an additional 6,600,000 shares of Common Stock at a price of $.50 per share and (ii) second, after all such shares of Common Stock have been purchased, up to 96,200 shares of Class A Preferred at a price of $1,000 per share (the amounts set forth in each of (i) and (ii) immediately above as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events). Each Purchaser shall purchase the percentage of such shares set forth next to such Purchaser's name on the signature pages attached hereto. At the time of any such purchase, each Purchaser shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as such Purchaser may reasonably request.

          1C.  The Closing. The closing of the purchase and sale of the Stock
               -----------
to be purchased pursuant to Section 1B(a) (the "Closing") shall take place at
                                                -------
the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on March 23, 1999, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Stock to be purchased by such Purchaser, registered in such Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.

          Section 2.  Conditions of Each Purchaser's Obligation at the Closing.
                      --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Stock to be purchased by it at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.  Certificate of Incorporation.  The Company's certificate of
               ----------------------------
incorporation (the "Certificate of Incorporation") shall include the provisions
                    ----------------------------
set forth in Exhibit A hereto, shall be in full force and effect under the laws
             ---------
of Delaware as of the Closing and shall not have been amended or modified.

          2C.  Management Agreement.  The Company shall have entered into senior
               --------------------
management agreements, in form and substance substantially similar to Exhibit B
                                                                      ---------
attached hereto (the "Management Agreements") with William Seibel and with other
                      ---------------------
executives to be determined by William Seibel after consultation with GTCR (each an "Executive", and collectively, the "Executives"), the Management Agreements
    ---------                          ----------
shall not have been amended or modified and shall be in full force and effect as of the Closing, and each Executive shall have purchased the Stock proposed to be purchased by such Executive thereunder.

          2D.  Stockholders Agreement.  The Company, the Purchasers and the
               ----------------------
Executive shall have entered into a stockholders agreement in form and substance substantially similar to Exhibit C attached hereto (the "Stockholders
                         ---------                       ------------
Agreement"), and the Stockholders Agreement shall be in full force and effect as
---------
of the Closing.

          2E.  Professional Services Agreement.  The Company and GTCR Golder
               -------------------------------
Rauner, L.L.C., a Delaware limited liability company ("GTCR") shall have entered
                                                       ----
into a professional services agreement in form and substance substantially similar to Exhibit D attached hereto (the "Professional Services Agreement"),
           ---------                       -------------------------------
and the Professional Services Agreement shall be in full force and effect as of the Closing.

          2F.  Registration Agreement.  The Company, the Purchasers and the
               ----------------------
Executive shall have entered into a registration agreement in form and substance substantially similar to Exhibit E attached hereto (the "Registration
                         ---------                       ------------
Agreement"), and the Registration Agreement shall be in full force and effect as
---------
of the Closing.

          2G.  Closing Documents.  The Company shall have delivered to the
               -----------------
Purchasers all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 2A have been fully satisfied;

               (ii) certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and each of the other agreements contemplated hereby (the

     "Transaction Documents"), the issuance and sale of the Stock and the
      ---------------------
     consummation of all other transactions contemplated by this Agreement; and

               (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing.

          2H.  Fees and Expenses.  The Company shall have reimbursed each
               -----------------
Purchaser for its fees and expenses as provided in Section 7A hereof.

          2I.  Compliance with Applicable Laws.  The purchase of Stock by the
               -------------------------------
Purchasers hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject any Purchaser to any penalty, liability or, in each Purchaser's reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which such Purchaser is subject.

          2J.  Waiver.  Any condition specified in this Section 2 may be waived
               ------
only if such waiver is set forth in a writing executed by each Purchaser.

          Section 3.  Covenants.
                      ---------

          3A.  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to each Purchaser (so long as such Purchaser holds any Stock) and to each holder of at least 15% of the Investor Preferred and each holder of at least 15% of the Investor Common:

               (i) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (ii) accompanying the financial statements referred to in (i) above, an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the Majority Holders, and (b) a copy of such firm's annual management letter to the Board;

               (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning material aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (v) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

               (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3A may reasonably request.

Each of the financial statements referred to in subsections (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). Notwithstanding anything in this Section 3A to the contrary, in the event that any Investor or a transferee of any Investor distributes any of such Person's Stock to its limited partners (or its limited liability company members or other equity holders, as the case may be), then any such Person receiving such distribution shall not have the rights set forth in clauses (iv), (v) and (vii) of this Section 3A unless such Person holds at least 10% of the Investor Common or the Investor Preferred.

          3B.  Inspection of Property.  The Company shall permit any
               ----------------------
representatives designated by any Purchaser (so long as such Purchaser holds any Stock) or any holder of at least 15% of the outstanding Investor Preferred or at least 15% of the outstanding Investor Common, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants. Notwithstanding anything in this Section 3B to the contrary, in the event that any Investor or a transferee of any Investor distributes any of such Person's Stock to its limited partners (or its limited liability company members or other equity holders, as the case may be), then any such Person receiving such distribution shall not have the rights set forth in this Section 3B unless such Person holds at least 10% of the Investor Common or the Investor Preferred.


          3C.  Restrictions.  The Company shall not, without the prior written
               ------------
consent of the Majority Holders:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, the Class A Preferred pursuant to the Certificate of Incorporation;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than redemptions of Class A Preferred pursuant to the Company's Certificate of Incorporation, and other than the repurchase of Common Stock from an employee or former employee pursuant to the Management Agreements or any stock option or equity incentive plan that has been approved by the Board;

               (iii) except as expressly contemplated by this Agreement or the Management Agreement, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

               (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person in excess of $50,000.00, except for (A) loans to the Executives as contemplated by the Management Agreements, (B) reasonable advances to employees in the ordinary course of business as well as travel advances,
     (C) relocation loans and (D) trade credit extended to customers in the ordinary course of business and (E) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in
     (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc. or (4) money market accounts investing in any of the foregoing or in substantially similar investments;

               (v) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

               (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

               (viii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

               (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the provision of business and information technology consulting and services;

               (x) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "Relative") or any entity in which any such
                                     --------
     Person or individual owns a beneficial interest (a "Related Entity"),
                                                         --------------
     except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Management Agreement and the Professional Services Agreement; provided that in no event shall any Relative or Related Entity be employed by, render services to or receive compensation from the Company or any Subsidiary;

               (xi) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owned to, the Company or any Subsidiary or (B) the Company's right to perform the provisions of this Agreement, the Certificate of Incorporation, the Bylaws or the other Transaction Documents;

               (xii) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Bylaws, or file any resolution of the Board with the Secretary of the State of Delaware, in each case containing any provisions which would increase the number of authorized shares of Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Stock under this Agreement, the Certificate of Incorporation, the Bylaws or the other Transaction Documents; or

               (xiii) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget.

          3D.  Affirmative Covenants.  So long as any Purchaser holds any Stock,
               ---------------------
the Company shall, and shall cause each Subsidiary to:

               (i) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

               (ii) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.

          3E.  Current Public Information.  At all times after the Company has
               --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3F.  Amendment of Other Agreements.  The Company shall not amend,
               -----------------------------
modify or waive any provision of the Management Agreement or any other agreement with key executives of the Company without the prior written consent of the Majority Holders. The Company shall enforce the provisions of the Management Agreement and any other agreement with key executives of the Company and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the Majority Holders.

          3G.  Public Disclosures.  The Company shall not, nor shall it permit
               ------------------
any Subsidiary to, disclose a Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser to review and comment upon the form and substance of such disclosure.

          3H.  Unrelated Business Taxable Income.  The Company shall not engage
               ---------------------------------
in any transaction which is reasonably likely to cause GTCR Fund VI or any of its limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC.

          3I.  Hart-Scott-Rodino Compliance.  In connection with any transaction
               ----------------------------
in which the Company is involved (a "Transaction") which is required to be
                                     -----------
reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file
                                -------
all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with a Transaction. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Transaction. Notwithstanding the foregoing, if GTCR Fund VI, rather than the Company, is required to make a filing under the HSR Act in connection with a Transaction, the Company will provide to GTCR Fund VI all necessary information for such filing, will facilitate such filing and will pay all reasonable fees associated with such filing.

          Section 4.  Transfer of Restricted Securities.
                      ----------------------------------

                 (i)  Restricted Securities are transferable only pursuant to
(a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (c) subject to the conditions specified in clause (ii) below, any other legally available means of
                        -----------
transfer.

               (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in Sections 4(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and
Section 7C.

               (iii) Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          Section 5.  Representations and Warranties of the Company.  As a
                      ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants to the Purchasers that, except as specifically set forth on the Disclosure Schedule attached hereto:

          5A.  Organization and Corporate Power.  The Company is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation and bylaws which have been furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.
               ---------------------------------

               (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 9,720,260 shares of Stock, of which 96,200 shares shall be designated as Class A Preferred, all of which shall be reserved for issuance to the Purchasers pursuant to Section 1B(b) hereof, and of which 9,624,060 shares shall be designated as Common Stock (1,760,000 of which shall be issued and outstanding, 6,600,000 of which shall be reserved for issuance to the Purchasers pursuant to Section 1B(b) hereof, 760,000 of which shall be reserved for issuances to future senior management, 480,000 of which shall be reserved for issuances to other future management, and 24,060 of which shall be reserved for future issuances to Heidrick & Struggles. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement and the Management Agreement. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Management Agreement and the Company's Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder or the issuance of the Stock pursuant to Section 1B(b), except as expressly contemplated in the Shareholders Agreement or provided herein . Based in part on the investment representations of the Purchasers in Section 7C hereof and of the Executive in Section 1(d) of the Management Agreement, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Stock here under and pursuant to Section 1B(b) hereof do not and will not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement, the Management Agreement and the Registration Agreement.

          5C.  Subsidiaries; Investments.  The Company does not own or hold any
               -------------------------
shares of stock or any other security or interest in any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary.

          5D.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement, the Certificate of Incorporation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Stock hereunder and pursuant to
Section 1B(b) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

          5E.  Conduct of Business; Liabilities.  Other than the negotiation,
               --------------------------------
execution and delivery of this Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and the other agreements contemplated hereby and thereby, prior to the Closing, the Company has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

          5F.  Litigation, etc.  There are no actions, suits, proceedings,
               ----------------
orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality with respect to the transactions contemplated by this Agreement.

          5G.  Brokerage.  Except as set forth in the Professional Services
               ---------
Agreement, there are no claims for brokerage commissions, finders, fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys, fees and out-of-pocket expenses) arising in connection with any such claim.

          5H.  Governmental Consent, etc.  No permit, consent, approval or
               --------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          5I.  Disclosure.  Neither this Agreement nor any of the schedules,
               ----------
attachments, written statements, documents, certificates or other items prepared or supplied to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

          5J.  Closing Date.  The representations and warranties of the Company
               ------------
contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchasers shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          Section 6.  Definitions.  For the purposes of this Agreement, the
                      -----------
following terms have the meanings set forth below:

          "Affiliate" of any particular person or entity means any other person
           ---------
or entity controlling, controlled by or under common control with such particular person or entity. For purposes of this Agreement, all holdings of Class A Preferred and Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          "Indebtedness" means all indebtedness for borrowed money (including
           ------------
purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

          "Investor Common" means (i) the Common Stock issued hereunder and (ii)
           ---------------
any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common, such shares shall cease to be Investor Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "Investor Preferred" means (i) the Class A Preferred issued hereunder
           ------------------
(including, without limitation, pursuant to Section 1B(b) and (ii) any Class A Preferred issued or issuable with respect to the Class A Preferred referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred, such shares shall cease to be Investor Preferred when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "Investor Stock" means the Investor Preferred and the Investor Common.
           --------------

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

          "Majority Holders" means the holders of a majority of the Investor
           ----------------
Preferred or, if no Investor Preferred is outstanding, the holders of a majority of the Investor Common.

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Person" means an individual, a partnership, a limited liability
           ------
company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Restricted Securities" means (i) the Stock issued hereunder and
           ---------------------
pursuant to Section 1B(b) hereof and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7C have been delivered by the Company in accordance with Section 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
Section 7C.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Subsidiary" means any corporation of which the securities having a
           ----------
majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          Section 7.  Miscellaneous.
                      -------------

          7A.  Expenses.  The Company agrees to pay, and hold each Purchaser and
               --------
all holders of Investor Stock harmless against liability for the payment of, (i) the reasonable fees and expenses of one counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including, without limitation, reasonable fees and expenses arising with respect to any subsequent purchase of Stock pursuant to Section 1B(b) hereof), (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement, the other agreements contemplated hereby and the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Stock purchased hereunder or in accordance with Section 1B(b) hereof, and (iv) the reasonable fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Management Agreement, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement, the other agreements contemplated hereby and the Certificate of Incorporation and the Company's bylaws.

          7B.  Remedies.  Each holder of Investor Stock shall have all rights
               --------
and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.  Purchasers' Investment Representations.  Each Purchaser hereby
               --------------------------------------
represents (i) that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) that it is an "accredited investor" and a sophisticated investor for purposes of applicable U.S. federal and state securities laws and regulations, (iii) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of each Purchaser, enforceable in accordance with its terms, (iv) that the execution, delivery and performance of this Agreement and such other agreements by such Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such purchaser is subject, and (v) that such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Class A Preferred and has had full access to such other information concerning the Company as such Purchaser has requested. Notwithstanding the foregoing, nothing contained herein shall prevent such Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on [DATE OF ISSUANCE] and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of March 23, 1999 by and among the issuer (the "Company") and certain investors, and the Company reserves
                       -------
          the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7D.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          7E.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

          7F.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of Stock are also for the benefit of, and enforceable by, any subsequent holder of such Stock. The rights and obligations of each Purchaser under this Agreement and the agreements contemplated hereby may be assigned by such Purchaser at any time, in whole or in part, to any investment fund managed by GTCR Golder Rauner, L.L.C., or any successor thereto, provided that such fund makes the representations contained in Section 7C.

          7G.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          7H.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7I.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7J.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7K.  Governing Law.  The laws of Delaware shall govern all issues
               -------------
concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7L.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the address indicated below:

          If to the Company:
          -----------------

          ZC Acquisition Corp.
          1048 Tremont Street
          Duxbury, MA 02332
          Attention: General Counsel

          with copies to:
          --------------

               GTCR Fund VI, L.P.
               GTCR VI Executive Fund, L.P.
               GTCR Associates VI
               c/o GTCR Golder Rauner, L.L.C.
               6100 Sears Tower
               Chicago, Illinois  60606-6402
               Attention:  Philip A. Canfield
                           Timothy P. McAdam

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention:  Stephen L. Ritchie

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts  02109
               Attention:  David E. Redlick

          If to the Purchasers:
          --------------------

               GTCR Fund VI, L.P.
               GTCR VI Executive Fund, L.P.
               GTCR Associates VI
               c/o GTCR Golder Rauner, L.L.C.
               6100 Sears Tower
               Chicago, Illinois 60606-6402
               Attention:  Philip A. Canfield
                           Timothy P. McAdam
          with a copy to:
          --------------

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention:  Stephen L. Ritchie

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

                           ZC ACQUISITION CORP.

                           By:    /s/ William  Seibel
                              ---------------------------------

                           Name:      William  Seibel
                                -------------------------------
                           Its: President

Investment Percentage
---------------------

     99.0655%              GTCR FUND VI, L.P.

                           By:  GTCR Partners VI, L.P.
                           Its: General Partner

                           By:  GTCR Golder Rauner, L.L.C.
                           Its: General Partner

                           By:    /s/ Philip A. Canfield
                              ---------------------------------

                           Name:      Philip A. Canfield
                                -------------------------------
                           Its: Principal

     0.7102%               GTCR VI EXECUTIVE FUND, L.P.

                           By:  GTCR Partners VI, L.P.
                           Its: General Partner

                           By:  GTCR Golder Rauner, L.L.C.
                           Its: General Partner

                           By:    /s/ Philip A. Canfield
                              ---------------------------------

                           Name:      Philip A. Canfield
                                -------------------------------
                           Its: Principal

     0.2243%               GTCR ASSOCIATES VI

                           By:  GTCR Partners VI, L.P.
                           Its: Managing General Partner

                           By:  GTCR Golder Rauner, L.L.C.
                           Its: General Partner

                           By:    /s/ Philip A. Canfield
                              ---------------------------------

                           Name:      Philip A. Canfield
                                -------------------------------
                           Its: Principal

                   SIGNATURE PAGE TO THE PURCHASE AGREEMENT

                                LIST OF EXHIBITS
                                ----------------


Exhibit A  -    Certificate of Incorporation

Exhibit B  -    Form of Management Agreement

Exhibit C  -    Form of Stockholders Agreement

Exhibit D  -    Form of Professional Services Agreement

Exhibit E  -    Form of Registration Agreement